Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces First Quarter 2016 Financial Results
Investments for future: Announcement of strategic acquisition and addition of commercial lending team
First Quarter Highlights:

•
Announced the signing of a definitive agreement to acquire Mazon State Bank, a neighboring bank with $85 million in total assets, $33 million in total loans, $48 million in residential mortgage loan serviced, and $74 million in deposits as of March 31, 2016, 99.59% of which are core deposits

•	Announced the addition of six seasoned commercial bankers

•	Asset growth of $20.2 million, or 1.94%, from the fourth quarter

•	Loan growth of $2.0 million, or 0.25%, from the fourth quarter

•	Deposit growth of $13.0 million, or 1.50%, from the fourth quarter

•	Noninterest bearing deposit growth of $8.4 million, or 4.26%, from the fourth quarter

•	Diluted earnings per share (“EPS”) of $0.12 for the first quarter of 2016; $0.03 or 33.33% per diluted share increase over prior year
•Pre-tax, pre-provision core income grew by $562,000, or 22.27%, compared to first quarter of 2015

•	Net interest income growth of $1.1 million, or 15.49%, compared to the first quarter of 2015

•	No loan loss provision in first quarter of 2016 or 2015, reflecting continued overall improvement in asset quality

•	Noninterest expense increased by $779,000, or 15.11%, year-over-year primarily due to the addition of six commercial bankers in the first quarter of 2016

•	Shareholders’ equity increased $3.7 million or 3.64% to $106.8 million million year-over-year; tangible equity ratio of 10.07% as of March 31, 2016

JOLIET, IL, April 27, 2016 -- First Community Financial Partners, Inc. (NASDAQ:FCFP) (“First Community” or the “Company”), the parent company of First Community Financial Bank (the “Bank”), today reported financial results as of and for the three months ended March 31, 2016.
Net income applicable to shareholders for the quarter ended March 31, 2016 was $2.0 million, or $0.12 per diluted share, compared with $1.6 million, or $0.09 per diluted share, for the quarter ended March 31, 2015. Earnings in the first quarter of 2016 reflected year-over-year growth in net interest income offset by growth in expenses primarily related to the addition of six commercial bankers and one leasing officer. During the first quarter of 2016, the Company also incurred $100,000 of professional fees related to the acquisition of Mazon State Bank.
From the Mazon State Bank merger, First Community anticipates it will be able to achieve an earnback of less than one year on the estimated dilution to tangible book value and expects accretion to its earnings per share in 2016 and beyond. Subject to regulatory approval, the closing of the transaction is expected to occur during the third quarter of 2016.
Roy Thygesen, CEO said, “We have made some key investments in the first quarter which we expect will facilitate a transformative year for First Community in 2016. The Mazon State Bank organization is a strong cultural and geographic fit for First Community. Additionally, we invested in acquiring a group of talented commercial bankers and expect the merger with Mazon State Bank will help facilitate funding our anticipated loan growth with low-cost core deposits.

Our investments this quarter are consistent with our strategic focus on efficient organic growth along with prudent strategic acquisitions. With our commitment to highly personalized service, we believe these recent activities continue to build on the attractiveness of our organization to existing and potential customers, as well as talented potential strategic hires. We are confident these activities will continue to build the value of our Company for shareholders.”

First Quarter 2016 Financial Results
Loans
Total loans increased $2.0 million, or 0.25%, since the end of the fourth quarter and $62.4 million or 8.77% year-over-year. Commercial loans grew $1.5 million, or 0.85%, since the end of the fourth quarter and $4.9 million, or 2.76%, year-over-year. Commercial real estate loans decreased $2.8 million, or 0.73%, since the end of the fourth quarter, but grew $9.2 million, or 2.49%, year-over-year. Since the end of the fourth quarter, five commercial real estate loans totaling $22.0 million were paid off, $15.3 million of which was due to the sale of the business/property. Residential real estate loans grew $3.3 million, or 2.46%, since the end of the fourth quarter and $36.8 million, or 35.90%, year-over-year. Construction loans were up $5.7 million, or 25.89%, since the end of the fourth quarter and $9.2 million, or 49.81%, year-over-year.

Deposits
Total deposits increased $13.0 million or 1.50% since the end of the fourth quarter and $77.9 million, or 9.72%, year-over-year. The growth in deposits has included growth in lower cost transactional accounts. Noninterest bearing demand deposits increased $8.4 million, or 4.26%, since the end of the fourth quarter 2015 and $36.7 million or, 21.87%, year-over-year. Our focus on relationship banking and growth in transactional accounts has resulted in a decline in time deposits of $200.4 million, or 67.37%, to $294.1 million at March 31, 2016 from $297.5 million at December 31, 2015. The ratio of time deposits to total deposits has steadily improved from 38.78% at March 31, 2015 to 34.36% at December 31, 2015 and 33.46% at March 31, 2016.

Net Interest Income and Margin
First quarter 2016 net interest income was up $131,000, or 1.60%, from the fourth quarter of 2015. The Company’s net interest margin was 3.36% for the first quarter of 2016, compared to 3.29% in the fourth quarter 2015. The increase in net interest income was due to continued growth in the loan portfolio and continued reduction in time deposit balances as a source of funding.
First quarter 2016 net interest income was up $1.1 million or 15.49% from the first quarter of 2015. The Company’s net interest margin was 3.36% for the first quarter of 2016, compared to 3.23% for the first quarter of 2015. The increase in net interest income was due to growth in the loan portfolio, continued reduction in time deposit balances, and refinancing of our subordinated debentures with lower-cost secured borrowings at the end of the second quarter 2015.

Noninterest Income and Expense
Noninterest income decreased $204,000, or 26.88%, from the fourth quarter of 2015 but increased $110,000, or 24.72%, from the first quarter of 2015. The decrease from the fourth quarter was due to no securities gains in the first quarter of 2016 versus $212,000 of securities gains in the fourth quarter of 2015. The increase from the first quarter of 2015 was largely due to $110,000 in additional bank owned life insurance (“BOLI”) income due to a $12.0 million purchase of BOLI in the fourth quarter of 2015.

Noninterest expense increased $891,000, or 17.66%, from the fourth quarter of 2015 and $779,000, or 15.11%, from the first quarter of 2015. The increase was in relation to the addition of six commercial banking officers and one leasing officer during the first quarter of 2016. In addition, $100,000 of professional fees were incurred during the first quarter of 2016 as a result of the work related to the acquisition of Mazon State Bank.

Asset Quality
Total nonperforming assets increased from the fourth quarter by $486,000, or 6.98%, to $7.4 million at March 31, 2016. The ratio of nonperforming assets to total assets was 0.70% at March 31, 2016.
The Company had net charge-offs of $406,000 in the first quarter of 2016, compared to net charge-offs of $127,000 in the first quarter of 2015 and net recoveries of $503,000 in the fourth quarter of 2015.
The Company’s allowance for loan losses to nonperforming loans and allowance to loans was 528.19% and 1.46% at March 31, 2016, respectively.
The Company did not take a provision for loan losses in the first quarter of 2016, or for the same period in 2015, as a result of continued improvement in the level of nonperforming loans and continued lower levels of net charge-offs.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ:FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; unexpected results of acquisitions, including the planned acquisition of Mazon State Bank; economic conditions in First Community’s, and its wholly owned bank subsidiary’s; service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 11, 2016.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Period-End Balance Sheet
(In thousands)(Unaudited)
Assets
Mortgage loans held for sale	$133	$400	$—	$1,449	$1,729
Commercial real estate	378,304	381,098	368,896	363,575	369,113
Commercial	181,142	179,623	180,674	187,780	176,281
Residential 1-4 family	139,208	135,864	126,316	109,819	102,432
Multifamily	31,511	34,272	30,771	29,829	26,015
Construction and land development	27,798	22,082	19,451	19,612	18,555
Farmland and agricultural production	9,060	9,989	8,984	8,604	8,869
Consumer and other	7,250	9,391	7,963	8,578	10,570
Total loans	774,273	772,319	743,055	727,797	711,835
Allowance for loan losses	11,335	11,741	11,753	12,420	13,778
Net loans	762,938	760,578	731,302	715,377	698,057
Investment securities	205,241	206,971	217,194	184,349	190,909
Other earning assets	47,261	23,967	25,743	42,777	14,447
Other non-earning assets	45,289	48,736	49,193	50,517	53,997
Total Assets	$1,060,862	$1,040,652	$1,023,432	$994,469	$959,139

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$204,414	$196,063	$174,849	$174,527	$167,733
Savings deposits	38,481	36,206	34,933	33,567	33,101
NOW accounts	104,136	102,882	101,828	95,406	71,983
Money market accounts	237,873	233,315	232,195	231,185	217,637
Time deposits	294,076	297,525	302,892	299,703	310,674
Total deposits	878,980	865,991	846,697	834,388	801,128
Total borrowings	72,237	68,315	72,551	59,398	57,953
Other liabilities	2,855	3,305	4,065	4,513	5,140
Total Liabilities	954,071	937,611	923,313	898,299	864,221
Shareholders’ equity	106,790	103,041	100,119	96,170	94,918
Total Shareholders’ Equity	106,790	103,041	100,119	96,170	94,918
Total Liabilities and Shareholders’ Equity	$1,060,862	$1,040,652	$1,023,432	$994,469	$959,139

FINANCIAL SUMMARY
	Three months ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:	(In thousands, except per share data)(Unaudited)
Loans, including fees	$8,508	$8,401	$8,218	$8,090	$7,815
Securities	1,101	1,117	1,103	962	951
Federal funds sold and other	19	19	19	15	13
Total interest income	9,628	9,537	9,340	9,067	8,779
Interest expense:
Deposits	940	986	973	987	977
Federal funds purchased and other borrowed funds	93	87	98	17	14
Subordinated debt	297	297	297	603	603
Total interest expense	1,330	1,370	1,368	1,607	1,594
Net interest income	8,298	8,167	7,972	7,460	7,185
Provision for loan losses	—	(515)	(813)	(749)	—
Net interest income after provision for loan losses	8,298	8,682	8,785	8,209	7,185
Noninterest income:
Service charges on deposit accounts	204	190	188	194	183
Gain on sale of securities	—	212	251	—	21
Mortgage fee income	78	96	178	153	103
Other	273	261	152	174	138
Total noninterest income	555	759	769	521	445
Noninterest expenses:
Salaries and employee benefits	3,256	3,004	2,841	2,810	2,884
Occupancy and equipment expense	437	494	486	505	492
Data processing	257	203	248	237	224
Professional fees	392	68	342	411	380
Advertising and business development	215	219	217	227	189
Losses on sale and writedowns of foreclosed assets, net	16	109	58	20	—
Foreclosed assets, net of rental income	53	50	(61)	70	72
Other expense	1,310	898	1,005	919	916
Total noninterest expense	5,936	5,045	5,136	5,199	5,157
Income before income taxes	2,917	4,396	4,418	3,531	2,473
Income taxes	889	1,474	1,471	1,189	867
Net income applicable to common shareholders	$2,028	$2,922	$2,947	$2,342	$1,606

Basic earnings per share	$0.12	$0.17	$0.17	$0.14	$0.10

Diluted earnings per share	$0.12	$0.17	$0.17	$0.14	$0.09

	Three months ended,
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$768,983	$8,508	4.43%	$760,332	$8,401	4.42%	$694,514	$7,815	4.50%
Investment securities (2)	206,535	1,101	2.13%	209,936	1,117	2.13%	182,504	951	2.08%
Federal funds sold	—	—	—%	—	—	—%	—	—	—%
Interest-bearing deposits with other banks	13,690	19	0.56%	22,378	19	0.34%	11,779	13	0.44%
Total earning assets	$989,208	$9,628	3.89%	$992,646	$9,537	3.84%	$888,797	$8,779	3.95%
Other assets	55,124			61,572			45,034
Total assets	$1,044,332			$1,054,218			$933,831

Liabilities
NOW accounts	$104,467	$71	0.27%	$102,783	$66	0.26%	$72,246	$23	0.13%
Money market accounts	234,455	162	0.28%	237,818	163	0.27%	205,616	137	0.27%
Savings accounts	37,194	11	0.12%	36,015	14	0.16%	31,785	13	0.16%
Time deposits	292,491	696	0.95%	304,941	743	0.97%	303,293	804	1.06%
Total interest bearing deposits	668,607	940	0.56%	681,557	986	0.58%	612,940	977	0.64%
Securities sold under agreements to repurchase	23,902	9	0.15%	32,315	12	0.15%	28,820	7	0.10%
Secured borrowings	10,528	74	2.81%	12,875	73	2.27%	—	—	—
Mortgage payable	—	—	—%	—	—	—%	450	7	6.22%
FHLB borrowings	12,067	10	0.33%	3,261	2	—%	656	—	—%
Subordinated debentures	15,300	297	7.76%	15,300	297	7.76%	29,136	603	8.28%
Total interest bearing liabilities	$730,404	$1,330	0.73%	$745,308	$1,370	0.74%	$672,002	$1,594	0.95%
Noninterest bearing deposits	205,215			203,108			164,072
Other liabilities	3,051			3,963			4,194
Total liabilities	$938,670			$952,379			$840,268

Total shareholders' equity	$105,662			$101,839			$93,563

Total liabilities and shareholders’ equity	$1,044,332			$1,054,218			$933,831

Net interest income		$8,298			$8,167			$7,185

Interest rate spread			3.16%			3.10%			3.00%

Net interest margin			3.36%			3.29%			3.23%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

COMMON STOCK DATA

	2016	2015
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(Unaudited)
Market value (1):
End of period	$8.70	$7.24	$6.51	$6.45	$5.47
High	8.84	7.31	7.00	6.55	5.75
Low	7.00	6.26	6.25	5.47	5.14
Book value (end of period)	6.22	6.05	5.88	5.66	5.59
Tangible book value (end of period)	6.22	6.05	5.88	5.66	5.59
Shares outstanding (end of period)	17,175,864	17,026,941	17,017,441	16,984,221	16,970,721
Average shares outstanding	17,125,928	16,939,010	16,993,822	16,970,721	16,768,908
Average diluted shares outstanding	17,451,354	17,085,752	17,161,783	17,088,102	16,958,466

(1) The prices shown are as reported on the NASDAQ Capital Market other than the first and second quarters of 2015, which are reported on the OTC Pink Marketplace.

ASSET QUALITY DATA

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
(Dollars in thousands)(Unaudited)
Loans identified as nonperforming	$2,146	$1,411	$3,117	$4,185	$6,211
Other nonperforming loans	—	67	55	55	—
Total nonperforming loans	2,146	1,478	3,172	4,240	6,211
Foreclosed assets	5,231	5,487	4,109	4,248	2,550
Total nonperforming assets	$7,377	$6,965	$7,281	$8,488	$8,761

Allowance for loan losses	11,335	11,741	11,753	12,420	13,778
Nonperforming assets to total assets	0.70%	0.67%	0.71%	0.85%	0.91%
Nonperforming loans to total assets	0.20%	0.14%	0.31%	0.43%	0.65%
Allowance for loan losses to nonperforming loans	528.19%	794.38%	370.52%	292.92%	221.83%

ALLOWANCE FOR LOAN LOSSES ROLLFORWARD
(Unaudited)	Three months ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Beginning balance	$11,741	$11,753	$12,420	$13,778	$13,905
Charge-offs	506	133	654	736	335
Recoveries	100	636	800	127	208
Net charge-offs	406	(503)	(146)	609	127
Provision for loan losses	—	(515)	(813)	(749)	—
Ending balance	$11,335	$11,741	$11,753	$12,420	$13,778

Net charge-offs	406	(503)	(146)	609	127
Net chargeoff percentage (annualized)	0.21%	(0.26)%	(0.08)%	0.34%	0.07%

OTHER DATA
(Unaudited)
	Three months ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Return on average assets	0.78%	1.11%	1.17%	0.96%	0.69%
Return on average equity	7.68%	11.48%	12.01%	9.77%	6.87%
Net interest margin	3.36%	3.29%	3.31%	3.23%	3.23%
Average loans to assets	73.63%	72.12%	72.37%	73.27%	74.37%
Average loans to deposits	88.00%	85.95%	86.63%	87.62%	89.38%
Average noninterest bearing deposits to total deposits	23.35%	23.45%	20.79%	22.08%	20.48%

COMPANY CAPITAL RATIOS
(Unaudited)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tier 1 leverage ratio	9.72%	9.36%	9.39%	9.24%	9.70%
Common equity tier 1 capital ratio	11.94%	11.62%	11.57%	11.20%	11.47%
Tier 1 capital ratio	11.94%	11.62%	11.57%	11.20%	11.47%
Total capital ratio	14.99%	14.69%	14.71%	14.39%	15.08%
Tangible common equity to tangible assets	10.07%	9.90%	9.78%	9.67%	9.90%

NON-GAAP MEASURES

Pre-tax pre-provision core income (1)
(Dollars in thousands)(Unaudited)
	For the three months ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Pre-tax net income	$2,917	$4,396	$4,418	$3,531	$2,473
Provision for loan losses	—	(515)	(813)	(749)	—
Gain on sale of securities	—	(212)	(251)	—	(21)
Merger related expenses included in professional fees	100	—	—	—	—
Losses on sale and writedowns of foreclosed assets, net	16	109	58	20	—
Foreclosed assets expense, net of rental income	53	50	(61)	70	72
Pre-tax pre-provision core income	$3,086	$3,828	$3,351	$2,872	$2,524

(1)  This is a non-GAAP financial measure. The Company’s management believes the presentation of pre-tax pre-provision core income provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.